UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2008

COMMUNITY WEST BANCSHARES
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-23575	77-0446957
(Commission File Number)	(IRS Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 692-5821
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.            Material Modification to Rights of Security Holders.

On December 16, 2008, Community West Bancshares (the "Company") filed a Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Certificate of Determination") with the Secretary of State of the State of California for the purpose of amending its Articles of Incorporation to establish the terms, rights, obligations and preferences of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock").

The Company anticipates selling the Series A Preferred Stock to the United States Department of the Treasury on or about December 19, 2008 in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as part of the Troubled Asset Relief Program Capital Purchase Program.

Pursuant to the terms of the Certificate of Determination, until the third anniversary of the sale of the Series A Preferred Stock, unless the Company has redeemed the Series A Preferred Stock or the holder has transferred the Series A Preferred Stock to a third party, the Company may not increase its Common Stock cash dividends or repurchase Common Stock or other equity securities (subject to certain limited exceptions) without such holder's approval.

In addition, under the Certificate of Determination, the Company's ability to declare or pay dividends or repurchase the Company's Common Stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.  In the event that dividends payable on the Series A Preferred Stock have not been paid for the equivalent of six or more quarters, whether or not consecutive, the holder of the Series A Preferred Stock will have the right to elect two members to the Company's board of directors.

A copy of the Certificate of Determination is being filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2008, the Company filed with the Secretary of State of the State of California a Restated Articles of Incorporation which incorporates the First Amended and Restated Articles of Incorporation of Community West Bancshares (the "Articles") to authorize the issuance of up to 10 million shares of Common Stock, no par value, and up to 10 million shares of Serial Preferred Stock.   A copy of the proposed Articles related to the authorization of the Common Stock and the Serial Preferred Stock was previously set forth in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on November 10, 2008, and was subsequently approved by the required vote of the Company's shareholders by written consent in lieu of a meeting on December 11, 2008.

On December 11, 2008, the Board of Directors approved an amendment to the Company’s  Bylaws to add a paragraph to the end of Section 3.2 of Article III.  This paragraph provides that the authorized number of directors will automatically be increased by two, but in no event to a number that is greater than the maximum number of director positions currently authorized by the Bylaws, in the event the Company fails to pay dividends payable on the shares of Series A Preferred Stock for an aggregate of six or more quarters, whether or not consecutive.

A copy of the Articles and a copy of the Certificate of Determination, as filed with the Secretary of State of the State of California, are being filed as Exhibits 3.1 and 3.2, respectively, and a copy of the Secretary’s Certificate of Amendment of Bylaws of Community West Bancshares setting forth the full text of the amendment of Article III, Section 3.2 of the Bylaws is being filed as Exhibit 3.3 to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 8.01             Other Events.

On November 10, 2008, the Company filed a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission to solicit the written consent of its shareholders of record on October 23, 2008 in order to obtain the necessary approval to amend the Company's Articles of Incorporation (as more fully discussed under Item 5.03 above).  To approve the amendment, the Company was required to obtain approval from shares representing a majority of the outstanding shares of Common Stock entitled to vote, or 5,915,130 shares.  As of December 11, 2008, the Company received written consents representing 70.39% of the outstanding shares approving the amendment.  As a result, the amendment was approved by the Company's shareholders effective as of December 11, 2008.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Community West Bancshares, as filed with the Secretary of State of the State of California on December, 2008
3.2	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as filed with the Secretary of State of the State of California on December 16, 2008
3.3	Secretary’s Certificate of Amendment of Bylaws of Community West Bancshares, dated December 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2008	COMMUNITY WEST BANCSHARES

	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer